UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2026

VistaOne, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56714	33-1386882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, 20th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 765-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.02. Unregistered Sales of Equity Securities.

As of May 1, 2026, VistaOne, L.P. (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $23.6 million.

The following table provides details on the Units sold by the Fund to third-party investors:

Class	Number of Units Sold(1,2)	Aggregate Consideration(2)
Class B	187,162	$5,741,333
Class I	500,054	$15,422,012
Class S	79,673	$2,435,000

(1)
The number of Units sold by the Fund was finalized on May 27, 2026, following the calculation of the Fund’s transactional net asset value (“Transactional NAV”) as of April 30, 2026. Refer to Item 8.01 below for information on the Fund’s Transactional NAV.
(2)
Unit and dollar amounts are rounded to the nearest whole number.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), including Regulation D and Regulation S thereunder. Units presented above were sold to third-party investors, including through VistaOne (TE), L.P., a Delaware limited partnership formed for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors.

Item 8.01. Other Events.

Transactional Net Asset Value

The Transactional NAV per Unit for each class of the Fund as of April 30, 2026, is as follows:

Class of Units	Transactional NAV per Unit
Class A-B	$30.72
Class B	$30.68
Class A-D	$30.84
Class A-I	$30.88
Class I	$30.84
Class A-S	$30.60
Class S	$30.56
Class R	$25.17
Class E	$32.29

As of April 30, 2026, no Class D or Class V Units were outstanding.

The Fund calculates Transactional NAV for purposes of establishing the price at which subscriptions and repurchases of the Fund’s Units are made. The Fund will also post the Transactional NAV per Unit on its website at https://pws.vistaequitypartners.com, but the contents of the website are not incorporated by reference in or otherwise a part of this Current Report on Form 8-K.

For additional information, please refer to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Unit Repurchase Program

The Fund offers a Unit repurchase program pursuant to which, on a quarterly basis, Unitholders may request that the Fund repurchase all or a portion of their outstanding Units. The Fund may repurchase fewer Units than have been requested in any particular quarter to be repurchased under the repurchase program, or none at all, in the Fund’s discretion. In addition, under the repurchase program, the aggregate net asset value of total repurchases of Class A-B Units, Class B Units, Class A-D Units, Class D Units, Class A-I Units, Class I Units, Class A-S Units, Class S Units, Class R Units and Class E Units will be limited to no more than 5% of the Fund’s aggregate net asset value attributable to such classes of Units per calendar quarter (measured using the average aggregate net asset value attributable to Unitholders as of the end of the immediately preceding calendar quarter). The General Partner may make exceptions to, modify or suspend the Unit repurchase program if it deems such action to be in the Fund’s best interest and the best interest of the holders of Class A-B Units, Class B Units, Class A-D Units, Class D Units, Class A-I Units, Class I Units, Class A-S Units, Class S Units, Class R Units and Class E Units.

On May 20, 2026, the Fund repurchased Class A-B Units, Class A-D Units, Class A-I Units and Class A-S Units, including through VistaOne (TE), L.P.’s investment in Class A-I Units of the Fund, in the following amounts, pursuant to its Unit repurchase program:

Total Number of Units Purchased	Average Price Paid Per Unit(1)	Aggregate Consideration for Units Purchased
1,538,720	$30.48	$46,923,919

(1)
Average Price Paid per Unit inclusive of the 5% early repurchase deduction, as applicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Transactional Net Asset Value as of April 30, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaOne, L.P.

Date: May 27, 2026	By:	/s/ Heather Wilkins
	Name:	Heather Wilkins
	Title:	Principal Financial Officer and Principal Accounting Officer